UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2021

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38402 (Commission File Number)	26-3509845 (IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Go Game Securities Purchase Agreement

On June 30, 2021, Monaker Group, Inc. (“Monaker”, the “Company”, “we” and “us”) entered into a Securities Purchase Agreement (the “Go Game SPA”) with David Ng, an individual (the “Seller”). Pursuant to the Go Game SPA, the Company agreed to acquire a 37% interest in the capital stock of Go Game Pte Ltd, a Singapore private limited company (“Go Game”), a mobile game publisher and technology company, representing an aggregate of 686,868 shares of Go Game’s Class B Preferred shares (the “Initial Go Game Shares”). The Go Game SPA also included an option whereby the Company can acquire additional shares of Go Game, as described in greater detail below.

The aggregate consideration to be paid for the Initial Go Game Shares is:

(1)	6,100,000 shares of a to-be-designated series of preferred stock (Series D Preferred Stock)(representing $6.1 million of value, based on an aggregate liquidation preference of $6.1 million); and

(2)	$5 million in cash, with $1.25 million paid on June 30, 2021; $1.25 million payable on or before July 31, 2021; and $2.5 million payable on or before September 30, 2021.

Pursuant to the Go Game SPA, the Company was also granted an option (the “Go Game Option”), to purchase up to an additional 259,895 shares of Go Game’s Class B Preferred shares from the Seller (the “Option Shares”)(representing 14% of Go Game’s outstanding Class B Preferred shares, or 51% with the Initial Go Game Shares). The Go Game Option is subject to the Seller’s acquisition of the Option Shares subsequent to the date of the Go Game SPA. The Go Game Option is exercisable from time to time after the date that the shareholders of the Company have approved the issuance of shares of common stock upon conversion of the Series D Preferred Stock and in connection with the Go Game Option (the “Approval Date”), and prior to January 1, 2022. The per share consideration due in connection with an exercise of the Go Game Option is equal to $70 million, divided by the then number of outstanding shares of Go Game (currently $37.71 per share)(the “Call Option Price”). The Call Option Price is to be satisfied by the issuance of shares of Company common stock valued based on the greater of (a) $2.35 per share and (b) 85% of the average of the closing prices of the Company’s common stock for the prior thirty days (the “30-Day Average”). The Seller agreed not to transfer the Option Shares from the date acquired through the exercise or expiration of the Go Game Option. Upon issuance of any shares of common stock upon exercise of the Go Game Option, the Seller agreed to enter into a lock-up agreement restricting any sales or transfers of any shares of common stock of the Company for a period of 18 months following the issuance date.

We agreed pursuant to the Go Game SPA, that upon our purchase of the Initial Go Game Shares, that we would appoint the Seller to the Board of Directors of the Company, and that we would continue to nominate the Seller as a board nominee for appointment on the Board of Directors at each subsequent shareholder meeting of the Company, subject to certain exceptions, until the earlier of (i) Seller’s death; (ii) Seller’s resignation from the Board of Directors; (iii) the date that Seller is no longer qualified to serve as a member of the Board of Directors; (iv) the date the Board of Directors, acting in good faith, determines that the continued appointment of Seller to the Board of Directors would violate the fiduciary duties of such members of the Board of Directors; (v) the third anniversary of the acquisition of the Initial Go Game Shares; and (vi) the date that the Seller holds less than 2 million shares of Company common stock (including shares of preferred stock issuable upon conversion thereof).

The closing of the acquisition of the Initial Go Game Shares is subject to certain closing conditions and requirements which may not be met on a timely basis, if at all.

The Company and Seller have made customary representations and warranties and have agreed to customary covenants in the Go Game SPA. There is no assurance that all of the conditions to the consummation of the Go Game SPA will be satisfied.

The Go Game SPA contains representations and warranties by the Company and Seller as of specific dates. The representations and warranties reflect negotiations between the parties to the Go Game SPA and are not intended as statements of fact to be relied upon by the Company’s shareholders; in certain cases, the representations and warranties merely represent allocation decisions among the parties; may have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Go Game SPA, which disclosures are not reflected in the Go Game SPA itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the agreement. The representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, may change after the date of the Go Game SPA and should not be relied upon as statements of facts.

Lock-Up Agreement

In connection with the parties’ entry into the Go Game SPA, the Seller entered into a lock-up agreement with the Company, whereby the Seller agreed that the Seller would not transfer or sell, any of the Series D Preferred Stock shares and/or shares of common stock issuable upon conversion thereof, until 18 months after the Company’s acquisition of the Initial Go Game Shares (the “Initial Closing”), without the prior written consent of the Company, except that 1,525,000 of such shares may be transferred or sold six months after the Initial Closing, and an additional 1,525,000 shares may be transferred or sold 12 months after the Initial Closing.

To-Be-Designated Series D Preferred Stock

The Initial Closing will require that we designate the Series D Preferred Stock with the Secretary of State of Nevada. Such preferred stock will be subject to the final terms of such preferred stock, as designated, which will be disclosed in a subsequent Current Report on Form 8-K; however, such Series D Preferred Stock is anticipated to provide for no dividends; have a liquidation preference of $1.00 per share, payable pro rata with amounts payable to common stockholders; convert into shares of our common stock automatically, following the Approval Date, at the option of the holder thereof, at a conversion rate equal to the liquidation preference, divided by the greater of $2.00 per share and the 30-Day Average (for the thirty days ending prior to the Initial Closing Date), rounded to the nearest hundredths place; have no redemption rights or preemptive rights; and provide for no voting rights, except in connection with events which would adversely affect the rights of the holders of the Series D Preferred Stock.

* * * * *

The foregoing description of the Go Game SPA and Lock-Up Agreement is only a summary and is not complete, and is qualified in its entirety by reference to the Go Game SPA and Lock-Up Agreement, copies of which are attached hereto as Exhibits 2.1 and 10.1, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the entry into the Go Game SPA, we agreed to issue 6.1 million shares of a to-be-designated series of Series D Preferred Stock (which will be convertible into shares of common stock of the Company) to the Seller, and agreed to issue additional shares of common stock to the Seller upon our exercise of the Go Game Option, to the extent exercised, as discussed in greater detail above in Item 1.01.

The shares of preferred stock and common stock to be issued to the Seller were offered, and will be sold, in reliance upon exemptions from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The transaction did not/will not involve a public offering, the recipient is an “accredited investor”, and will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom and are further subject to the terms of the escrow agreement. The securities will not be registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
2.1+*	Securities Purchase Agreement dated June 30, 2021, by and between Monaker Group, Inc. and David Ng
3.1*	Articles of Exchange as filed with the Secretary of State of Nevada on July 2, 2021 (relating to the HotPlay Share Exchange Agreement)
10.1*	Lock-Up Agreement dated June 30, 2021, by and between Monaker Group, Inc. and David Ng

* Filed herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Monaker Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: July 7, 2021	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Co-Chief Executive Officer